UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 5, 2005

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28536	74-2781950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 1110, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 661-7488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On October 5, 2005, New Century Equity Holdings Corp. (the “Company”) entered into an agreement (the “Agreement”) with ACP Investments LP (d/b/a Ascendant Capital Partners) (“Ascendant”), pursuant to which the Company acquired an interest in Ascendant, a Berwyn, Pennsylvania based asset management company whose funds have investments in long/short equity funds and which distributes its registered funds primarily through various financial intermediaries and related channels. Pursuant to the Agreement, the Company is entitled to a 50% interest, subject to certain adjustments, in the net revenues of Ascendant, which interest declines as the assets that Ascendant manages reach certain levels. The Company’s interest in the net revenues of Ascendant was acquired for $1,550,000 and is payable in four equal installments with the first installment paid at closing, the second installment payable on January 5, 2006, the third installment payable on April 5, 2006 and the fourth installment payable on July 5, 2006. After the second anniversary of the Agreement and upon the occurrence of certain events, Ascendant has the option to repurchase a portion of the Company’s revenue interest. The Company agreed to provide marketing services to Ascendant by consulting and reviewing with Ascendant its marketing materials, distribution channels and other related matters on such terms as the Company and Ascendant may agree. Ascendant also agreed to pay to or at the direction of the Company a fee of 20% of all fees received by Ascendant with respect to any account identified in writing by the Company and accepted by Ascendant, subject to certain conditions. Pursuant to the Agreement, Steven J. Pully, CEO of the Company, was appointed to the Investment Advisory Committee of Ascendant.

On October 5, 2005, the Company also entered into an agreement with Ascendant and Gary Shugrue, Constantine L. Catsavis, Timothy Holmes, Robert E. Turner, Mark D. Turner, Christopher K. McHugh and Paul R. Knollmeyer, each a limited partner of Ascendant. Pursuant to such agreement, the Company has the option to purchase the limited partnership interests of Messrs. Shugrue, Catsavis and Holmes (each, a “Principal”), each of whom is also employed as an executive of Ascendant, upon the occurrence of the following events: (a) such Principal ceases to provide services to Ascendant as his principal business activity, (b) such Principal ceases to be a full time employee of Ascendant, (c) such Principal is convicted of a felony, (d) such Principal engages in any business that operates as or advises or manages a hedge fund, private investment fund or other investment vehicle or any other entity that invests in securities or that otherwise directly or indirectly competes with or is substantially similar to the business of Ascendant, subject to certain exceptions, and (e) Ascendant ceases normal business operations. The Company also has a right of first refusal to purchase the limited partnership interest of each Principal, as further described in the agreement.

On October 7, 2005, the Company issued a press release announcing the execution of the above agreements, a copy of which is attached as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY EQUITY HOLDINGS CORP.

Date: October 12, 2005	By:	/s/ John P. Murray
Name: John P. Murray
Title: Chief Financial Officer